UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the uncertainty created by the effects of the COVID-19 novel coronavirus pandemic, for an indefinite period of time, Camille I. Farhat, the Company’s President and Chief Executive Officer, will forgo 50% of his base salary and each of Jonathon M. Singer, John Varela, and Olivier Visa will forgo 30% of their respective base salaries. This reduction will be effective until such time as the Company determines in its discretion that business conditions related to, among other things, the COVID-19 novel coronavirus have improved.

Item 8.01 Other Events.

In response to the COVID-19 novel coronavirus pandemic and the resulting federal and local guidelines, on March 31, 2020, the Company notified employees that it will furlough or reduce the hours of over 500 of its U.S.-based employees, beginning on April 6, 2020. The affected employees will continue to be employees of the Company and receive employee benefits, including medical, dental and vision benefits. The Company cannot predict when it will be able to resume normal operations and will continue to carefully monitor the situation.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) uncertainty as to the scope, timing and ultimate findings of the Company’s previously announced internal investigation; (ii) the costs and expenses relating to the internal investigation; (iii) the impact of the internal investigation on the Company, its management and operations, including potential financial impact on the Company; (iv) the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Form 10-K; (v) the potential identification of control deficiencies, including potential material weaknesses in internal control over financial report and the impact of the same; (vi) potential reputational damage that the Company may suffer as a result of the matters under investigation; (vii) the risk that the filing of the Form 10-K will take longer than currently anticipated; (viii) the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the Nasdaq Stock Market, Nasdaq’s acceptance of such plan, and the Company’s ability to execute such plan and to continue to comply with the applicable listing standards within the available cure period; (ix) general worldwide economic conditions and related uncertainties; (x) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (xi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (xii) our ability to continue production; (xiii) the reliability of our supply chain; (xiv) our ability to meet obligations under our debt or material agreements; (xv) the duration of decreased demand for our products; (xvi) our ability to recall employees; (xvii) whether or when the demand for procedures will increase; (xviii) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of adverse trends or disruption in the global credit and equity markets; (xix) our financial position and results, total revenue, product revenue, gross margin, and operations; (xx) the effect and timing of changes in laws or in governmental regulations; and (xxi) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: April 3, 2020	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Corporate Secretary